Security Information

Security Purchased
Comparison Security
Comparison Security


CUSIP
771196AU6



Issuer
ROCHE HOLDINGS
INCORPORATED



Underwriters
Banc of America
Securities LLC, Banco
Santander, Barclays
Capital, BNP Paribas,
Citigroup, Credit Suisse,
Deutsche Bank
Securities, JP Morgan,
Mitsubishi UFJ
Securities, Morgan
Stanley, UBS Securities,
Unibanco Securities




Years of
continuous
operation,
including
predecessors
> 3 years




Security
ROSW 7% 03/01/39


Is the affiliate a
manager or co-
manager of
offering?
Co-Manager



Name of
underwriter or
dealer from which
purchased
Citigroup


Firm commitment
underwriting?
Yes

Trade date/Date
of Offering
2/18/2009



Total amount of
offering sold to
QIBs
2,500,000,000



Total amount of
any concurrent
public offering
0

Total
2,500,000,000


Public offering
price
97.278


Price paid if other
than public
offering price
 N/A


Underwriting
spread or
commission
0.50%


Rating
Aa1/AA-


Current yield
7.20%


Benchmark vs
Spread (basis
points)
365bp


Fund Specific Information


Board
Total Par
Value
Purchased
$ Amount
of
Purchase
% of
Offering
Purchased
by the
Fund
Security
Performance^
Fund
Performance^
Measurement
Date*



DWS
Funds




DWS
Balanced
Fund
DWS
1,000,000
 $
972,780
0.04%



DWS
Balanced
VIP
DWS
500,000
 $
486,398
0.02%




DWS
Bond
VIP
DWS
750,000
 $
729,585
0.03%




DWS
Core
Plus
Income
Fund
DWS
2,000,000

$1,945,560
0.08%





DWS
Global
Bond
Fund
DWS
1,000,000
 $
972,780
0.04%




DWS
Strategic
Income
Fund
DWS
1,365,000

$1,327,845
0.05%




DWS
Strategic
Income
VIP
DWS
300,000
 $
291,834
0.01%




Total

6,915,000

$6,726,782
0.28%




^The Security and Fund Performance is calculated based on information provided by State Street Bank.




*If a Fund executed multiple sales of a security, the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.